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                                                                   EXHIBIT 10.36

                                  ADDENDUM TO
                              CONSULTING AGREEMENT


THIS ADDENDUM, dated this 1st day of August, 2001, the Consulting Agreement dated April 6, 2001, by and between BERNARD DEUTSCH, whose address is at 2431 Mill Ave., Brooklyn, NY 11234 (the "Consultant"), and TELESERVICES INTERNET GROUP INC., whose address is at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701 (the "Client").

         In consideration of the additional services being provided by the Consultant as an independent management consultant that are beyond the scope of the services originally contemplated by the Consulting Agreement, the Client shall grant to the Consultant an additional option to purchase up to eleven million (11,000,000) shares of common stock of the Client (the "Option"), exercisable in whole or in part at anytime, at an exercise price of $.025 per share, until December 31, 2002.

         The Option may be exercised by delivery of notice in writing to the Client setting out the number of optioned shares which the Consultant intends to purchase and delivering payment in a form acceptable to the Client in an amount equal to the number of optioned shares to be purchased times the exercise price. The Client agrees to deliver to the Consultant a share certificate representing the optioned shares purchased not later than five days after receipt of the notice and payment.

         Appropriate adjustments shall be made to the number of shares of common stock issuable upon exercise of the Option and the exercise price thereof in the event of: (i) a subdivision or combination of any of the shares of capital stock of the Client; (ii) a dividend payable in shares of capital stock of the Client;
(iii) reclassification of any shares of capital stock of the Client; or (iv) any other change in the capital structure of the Client. The Option is subject to restrictions on transfer, as required by applicable federal and state securities laws; provided, however, that the shares of common stock issuable upon exercise of the Option shall be registered with the United States Securities and Exchange Commission.

          This Addendum may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Addendum by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Addendum by such party. Such facsimile copies shall constitute enforceable original documents.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Addendum as of the day and year first above written.

CONSULTANT:                                CLIENT:

BERNARD DEUTSCH                            TELESERVICES INTERNET GROUP INC.

/s/ Bernard Deutsch                        By: /s/ Paul W. Henry
-----------------------------                 ----------------------------------
Bernard Deutsch                                Paul W. Henry, CEO